UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) April 26, 2002

VECTORIA, INC.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0- 25715 (Commission File Number)	880402908 (IRS Employer Identification Number No.)

14 Place du Commerce, Ste. 350, Le Des Soeurs, Verdun, Canada H3E LT5
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (514) 448-6000
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(Former name or former address, if changed since last report)

ITEM 1. Changes in Control of Registrant.

Not Applicable

ITEM 2. Acquisition or Disposition of Assets

Not Applicable

ITEM 3. Bankruptcy or Receivership

Not Applicable

ITEM 4. Changes in Registrants' Certifying Amendments

Not Applicable

ITEM 5. Other Event and Regulation FD Disclosure

Vectoria, Inc.'s Form 10-KSB for the fiscal year ended December 31, 2001, has not been submitted by the deadline due to a situation where the workload exceeded available personnel. Vectoria (OTC/BB: VTOR) was unable to complete the analysis of all financial and non-financial information needed to be included in the report. As a result, Vectoria's independent auditors were not able to complete the audit of the annual financial statements prior to April 1, 2002.

During the fiscal year ended December 31, 2001, the Company effectively acquired Vectoria, Inc., a Delaware corporation, that had Canadian business operations in the fields of sales of computer and network equipment, consumer financing, Internet services (ISP) and development of an IP telephone network.

Prior to that, the Company had only a few mining assets with limited operations. After the acquisition, the Company has discontinued its mining operations.

In order to focus all of its efforts on its Voice over IP project and related activities, Vectoria has discontinued of its sale of computer and network equipment as well as of its consumer financing operations, with an effective date prior to the year ended December 31, 2001.

As a result, the consolidated financial statements of the Company will now include the results of Vectoria, Inc. and its subsidiaries.

The above transactions will have an impact on the Company's earnings statements for 2001, compared to its statements from the previous fiscal year.

It is the intention of the Company to comply with applicable regulations and to have its 10-KSB filed with the Securities and Exchange Commission no later than April 30th, 2002.

DISCLAIMER

Forward-Looking Statements: This report contains certain forward-looking statements. All statements, other than statements of historical fact, included herein, are forward looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Forward-looking statements are based on the estimates and opinions of management on the date the statements are made, and Westsphere Asset Corporation Inc. does not undertake an obligation to update forward-looking statements should conditions or management's estimates or opinions change.

ITEM 6. Resignation of Registrants' Directors

Not Applicable

ITEM 7. Financial Statements and Exhibits

Not Applicable

ITEM 8. Change in Fiscal Year

Not Applicable

ITEM 9. Regulation FD Disclosure

Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 DATE: April 26, 2002

VECTORIA, INC.

By:/s/ SERGE DOYON
Name: Serge Doyon
Title: President